Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
PeopleSupport and Galleon Group Reach Agreement
PeopleSupport to Appoint Krish Panu to Board of Directors
LOS ANGELES, CA (March 3, 2008) – PeopleSupport, Inc. (Nasdaq:PSPT) (the “Company”), a leading offshore business process outsourcing (“BPO”) provider, today announced an agreement with The Galleon Group (“Galleon”) pursuant to which the Company will appoint Krish Panu, the former Chairman, CEO and President of @Road, Inc., to its Board of Directors. With the addition of Mr. Panu, PeopleSupport’s Board will be expanded from seven directors to eight directors. Mr. Panu brings extensive experience building successful technology businesses, acquiring and integrating companies, and a broad network of relationships in the technology industry, one of PeopleSupport’s key vertical industries.
“We are pleased to welcome Krish to our Board,” said Lance Rosenzweig, PeopleSupport’s CEO and Chairman. “Krish brings over two decades of leadership experience at public companies with track records of growth and innovation, and he adds another independent voice to our Board, supplementing our existing expertise. In addition, we believe our agreement with Galleon serves the best interests of all PeopleSupport stockholders, and we look forward to working together as we continue to execute our strategic plan to drive long-term value.”
Raj Rajaratnam, Founder and Managing Member of Galleon Group, LLC, commented, “PeopleSupport has built a strong position in the BPO industry, and we are confident in the Company’s growth potential. We look forward to working constructively with PeopleSupport and its management team.”
“I am delighted to be joining the PeopleSupport Board,” stated Mr. Panu. “I look forward to working with the rest of the Board and management team to help build upon PeopleSupport’s strong foundation and continue to create stockholder value.”
Mr. Panu was Chairman, CEO and President of @Road, Inc., a worldwide leader in Mobile Resource Management solutions. As CEO, he aggressively built @Road into one of the world’s first profitable Software-as-a-Service companies. @Road went public in 2000 and was acquired by Trimble Navigation in 2007 for $496M. Prior to @Road, Inc., Mr. Panu served as Vice President and General Manager of the Logic Products division of semiconductor manufacturer Atmel Corporation, where he directed the engineering, manufacturing, software development and marketing groups. During his seven-year tenure, Atmel’s revenue grew from approximately $100 million to over $1.1 billion, and its wireless business increased to 42 percent of the company’s business. Mr. Panu was also a key member of the management team which raised over $600 million in both stock and bond offerings.
As part of the agreement reached between PeopleSupport and Galleon, Galleon has agreed to support PeopleSupport’s nominees at the 2008 annual meeting, to be held June 30, 2008. Galleon currently owns approximately 25% of the Company’s outstanding shares. The complete agreement will be included as an exhibit in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.
About PeopleSupport
PeopleSupport, Inc. (Nasdaq: PSPT), is a leading offshore business process outsourcing (BPO) provider that offers customer management, transcription and captioning and additional BPO services from its centers in the Philippines, Costa Rica and the United States. PeopleSupport’s services are designed to reduce costs, improve performance and increase revenues by delivering high quality, value-added, multilingual voice and text services. A majority of PeopleSupport’s services are performed in the Philippines, where PeopleSupport is one of the largest outsourcing companies, employing approximately 8,400 college-educated, fluent English speaking personnel. Headquartered in Los Angeles, California, with approximately 9,000 employees worldwide, PeopleSupport serves clients in a variety of industries, such as travel, consumer, financial services, healthcare, insurance, technology, telecommunications, entertainment and education. For more information, visit www.peoplesupport.com.
Forward Looking Statements
Certain statements in this press release, including but not limited to, growth prospects and increased operational efficiencies and productivity are forward looking. The Company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases. The Company bases these statements on management’s beliefs as well as assumptions using information currently available. Such forward-looking statements reflect the current views, plans, expectations and intentions of the Company regarding future events, and involve certain known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Factors that may cause anticipated results to differ include: the Company’s dependence on a limited number of clients; foreign currency exchange risk; risks associated with operations in the Philippines and Costa Rica; competitive conditions in the markets the Company serves; the Company’s ability to manage growth, the Company’s ability to hire and retain employees; unexpected regulatory actions or delays or government regulation generally; adverse trends in industry growth; failure of new service offerings; failure to achieve increased operational efficiencies and productivity; and other risks identified from time-to-time in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent estimates and assumptions only as of the date they are made. The Company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should review the risk factors described in reports and registration statements that the Company files from time to time with the Securities and Exchange Commission.
Contacts:
Peter Hargittay
Marketing & Investor Relations
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com
Joele Frank / Jamie Moser / Ariel LeBoff
Joele Frank, Wilkinson Brimmer Katcher
T: (212) 355-4449
F: (212) 355-4554
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